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                                                                  Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Wareforce.com, Inc.:


       As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) in regards to Pacific Online Computers, Inc. for the years ended December 31, 1999 and 1998.



/s/ Stonefield Josephson, Inc.
Certified Public Accountants

Santa Monica, California
November 13, 2000